EXHIBIT 32.1

               Written Statement of the Chief Executive Officer
                      Pursuant to 18 U.S.C. Section 1350

 Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned Chief Executive Officer of Jack Henry & Associates, Inc. (the "Company"), hereby certify that the Annual Report on Form 10-K of the Company for the fiscal year ended June 30, 2004 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



 Dated:  August 30, 2004
                                             /s/ John F. Prim
                                             ------------------------------
                                             John F. Prim
                                             Chief Executive Officer